Exhibit 3.26

Articles of Amendment

to

Articles of Incorporation

of

Southeastern Mechanical Services, Inc.

(Name of Corporation as currently filed with the Florida Dept. of State)

F76229
(Document Number of Corporation (if known))

Pursuant to the provisions of section 607.1006, Florida Statutes, this Florida Profit Corporation adopts the following amendment(s) to its Articles of Incorporation:

A.	If amending name, enter the new name of the corporation:

                                                                                      Aquilex SMS                                                                                       The new name must be distinguishable and contain the word “corporation,” “company,” or “incorporated” or the abbreviation “Corp.,” “Inc.,” or Co.,” or the designation “Corp.” “Inc,” or “Co”. A professional corporation name must contain the word “chartered,” “professional association,” or the abbreviation “P.A.”

B.	Enter new principal office address, if applicable:	N/A
(Principal office address MUST BE A STREET ADDRESS)

C.	Enter new mailing address, if applicable:
	(Mailing address MAY BE A POST OFFICE BOX)	N/A

D.	If amending the registered agent and/or registered office address in Florida, enter the name of the new registered agent and/or the new registered office address:

Name of New Registered Agent:	N/A

(Florida street address)
New Registered Office Address:

, Florida
(City) (Zip Code)

New Registered Agent’s Signature, if changing Registered Agent: I hereby accept the appointment as registered agent. I am familiar with and accept the obligations of the position.

Signature of New Registered Agent, if changing

If amending the Officers and/or Directors, enter the title and name of each officer/director being removed and title, name, and address of each Officer and/or Director being added:

(Attach additional sheets, if necessary)

Title	Name	Address	Type of Action

N/A			☐	Add
			☐	Remove

			☐	Add
			☐	Remove

			☐	Add
			☐	Remove

E.	If amending or adding additional Articles, enter change(s) here:
(attach additional sheets, if necessary). (Be specific)

See attached.

F.	If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself:
(if not applicable, indicate N/A)

N/A

The date of each amendment(s) adoption:	December 7th 2009
(date of adoption is required)

Effective date if applicable:	N/A
(no more than 90 days after amendment file date)

Adoption of Amendment(s)                    (CHECK ONE)

☒	The amendment(s) was/were approved by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

☐	The amendment(s) was/were approved by the shareholders through voting groups. The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):

“The number of votes cast for the amendment(s) was/were sufficient for approval

by                                                                                                               .”

                                         (voting group)

☐	The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

☐	The amendment(s) was/were adopted by the Incorporators without shareholder action and shareholder action was not required.

Dated December 7th, 2009

Signature	/s/ Jay W. Ferguson
(By a director, president or other officer – if directors or officers have not been selected, by an incorporator – if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

Jay W. Ferguson
(Typed or printed name of person signing)

CFO
(Title of person signing)

Articles of Amendment

to

Articles of Incorporation

of

Southeastern Mechanical Services, Inc.

(Document Number: F76229)

Attachment to Item E.

E. If amending or adding additional Articles, enter change(s) here:

The Articles of Incorporation of Southeastern Mechanical Services, Inc. are hereby amended by adding the following new Article VIII:

“ARTICLE VIII - INDEMNIFICATION

A director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for violation of a criminal law, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful, or (iv) for any transaction from which the director derived an improper personal benefit.

If the Florida Business Corporation Act hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of the corporation’s directors shall be eliminated or limited to the fullest extent authorized by the Florida Business Corporation Act, as amended.

The corporation shall indemnify and shall advance expenses on behalf of any director, or any former director, of the corporation to the fullest extent not prohibited by law in existence either now or hereafter.

Any repeal or modification of this Article shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.”